Exhibit 99.1

ACV to Host Analyst Day on March 1, 2022 and

Report Fourth Quarter and Full Year 2021 Financial Results on February 16, 2022

Expects Fourth Quarter 2021 Financial Results to Exceed High-End of Guidance

BUFFALO, January 18, 2022 — ACV (Nasdaq: ACVA) announced today that it will host an analyst day on Tuesday, March 1, 2022 in New York City. ACV also announced that it will report fourth quarter and full year 2021 financial results following the close of market on Wednesday, February 16, 2022. On that day, management will host a conference call and live webcast at 5:00 p.m. ET to discuss the company’s strong fourth quarter financial results that are expected to exceed the high-end of the Revenue guidance range provided on November 10, 2021, and a lower-than-expected Adjusted EBITDA loss.

Analyst Day

ACV’s analyst meeting will feature George Chamoun, CEO of ACV, and Bill Zerella, CFO of ACV, along with other senior executives highlighting four key themes:

1)	ACV’s strategy to digitally transform the automotive market.

2)	The significant growth, market penetration and share gains ACV has achieved across its national marketplace.

3)	How innovation is further extending ACV’s competitive market position while creating exciting new growth vectors.

4)	ACV’s strong unit economics, the company’s plan to achieve Adjusted EBITDA profitability exiting 2023, and the company’s 2026 financial targets.

The meeting will be held at the Nasdaq MarketSite, 4 Times Square in midtown Manhattan. A live webcast of the event will also be accessible on ACV’s website at https://investors.acvauto.com. The program will begin at 1:00 p.m. and conclude at 4:00 p.m. followed by a reception with ACV’s management team. Formal invitations and registration will be available in early February.

Fourth Quarter and Full Year 2021 Financial Results

When: February 16, 2022

Time: 5:00 p.m. ET

Live Call: (833) 607-1658 or (914) 987-7871; Conference ID: 8591484

Live Webcast: https://investors.acvauto.com

An archived webcast of the conference call will be available on the investor relations page of the Company’s website at https://investors.acvauto.com. A telephonic replay of the conference call will be available until Wednesday, February 23, 2022, and can be accessed by dialing (855) 859-2056, or (404) 537-3406 and entering passcode 8591484 .

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our strategy and avenues for long-term growth, our plan to achieve Adjusted EBITDA profitability in 2023 and our expectations regarding our financial performance for the fourth quarter of 2021 and the full year of 2021. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.

The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our platform; (5) our ability to acquire new customers and successfully retain existing customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) our ability to compete effectively with existing competitors and new market entrants; (11) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC pursuant on November 10, 2021. Additional information will be made available in our upcoming Annual Report on Form 10-K for the year ended December 31, 2021 and other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

About ACV Auctions

ACV provides a vibrant digital marketplace for wholesale vehicle transactions and data services that offers transparent and accurate vehicle information to customers. On a mission to build and enable the most trusted and efficient digital marketplaces for buying and selling used vehicles, ACV’s platform leverages data insights and technology to power its digital marketplace and data services, enabling dealers and commercial partners to buy, sell and value vehicles with confidence and efficiency. ACV’s network of brands includes ACV Auctions, ACV Transportation and ACV Capital within its Marketplace Products as well as True360, ACV Data Services and MAX Digital.

Investor Contact:

Tim Fox

tfox@acvauctions.com

Media Contact:

Maura Duggan

mduggan@acvauctions.com

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